UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2011

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 12, 2011, Far East Energy Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:

1.           The election of seven directors to the Board of Directors.

2.           The reapproval of the Far East Energy Corporation 2005 Stock Incentive Plan, including the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code.

3.           The ratification of the appointment of JonesBaggett LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Board of Directors Election Results

The stockholders of the Company elected all of the Company’s seven nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Donald A. Juckett	98,453,704	38,423,321	62,416,116
Michael R. McElwrath	130,314,347	6,562,678	62,416,116
William A. Anderson	98,453,954	38,423,071	62,416,116
C. P. Chiang	130,707,647	6,169,378	62,416,116
John C. Mihm	130,707,147	6,169,878	62,416,116
Lucian L. Morrison	98,453,604	38,423,421	62,416,116
Thomas E. Williams	130,487,397	6,389,628	62,416,116

Reapproval of the Far East Energy Corporation 2005 Stock Incentive Plan

The Far East Energy Corporation 2005 Stock Incentive Plan, including the material terms of the performance goals therein for purposes of Section 162(m) of the Internal Revenue Code, was reapproved at the Annual Meeting.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
116,142,672	5,203,554	15,530,799	62,416,116

Ratification of JonesBaggett LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of JonesBaggett LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010 was ratified at the Annual Meeting.  The votes were cast as follows:

For	Against	Abstain
198,109,616	708,332	475,193

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 13, 2011

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer